UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2008

SONIC SOLUTIONS
(Exact name of registrant as specified in its charter)

California	23190	93-0925818
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110 Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(415) 893-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	oliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Change in Directors or Principal Officers

Item 5.02(c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2008, Sonic Solutions (“Sonic”) made the following officer appointments:

  A. Clay Leighton, 51, assumed the newly created position of Chief Operating Officer. In his new role, Mr. Leighton will continue to report directly to David C. Habiger, Sonic’s Chief Executive Officer, and will focus on the direction, coordination and implementation of all aspects of Sonic’s operational policies, objectives and initiatives. Mr. Leighton joined Sonic in 1993 as Vice President of Finance. In 1999, Mr. Leighton was named Senior Vice President of Worldwide Operations and Finance and Chief Financial Officer. From September 2006 to February 25, 2008, Mr. Leighton served as Sonic’s Executive Vice President and Chief Financial Officer. Mr. Leighton received a B.A. from Wesleyan University and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College. At the time of the filing of this report, Sonic has not, in connection with Mr. Leighton’s appointment described above, entered in an amendment of his existing Executive Employment Agreement, as originally filed by Sonic on Form 8-K on January 24, 2007, any other material plan, contract or arrangement to which Mr. Leighton is a party or in which he participates, or any material amendment to any of the foregoing.

  Paul F. Norris, 46, assumed the position of Executive Vice President, Interim Chief Financial Officer and General Counsel. Mr. Norris will report directly to David C. Habiger, Sonic’s Chief Executive Officer. From June 2005, when he joined Sonic, to February 25, 2008, Mr. Norris served as Sonic’s Senior Vice President and General Counsel. Prior to joining Sonic, from 2000 to 2005, Mr. Norris was a partner at Steiner Norris PLLC, a law firm he co-founded in Seattle, Washington. Mr. Norris received a B.A. from Yale University and a J.D. from Harvard Law School. In connection with his new position, Mr. Norris received a bonus of $50,000 and entered into an Amended and Restated Executive Employment Agreement (the “Agreement”) with Sonic. The Agreement provides for a base salary of $300,000, which represents an increase from Mr. Norris’ prior base salary of $255,000, and the right to participate in any long term or annual incentive plans maintained by Sonic for its executives. The Agreement provides that (a) if Mr. Norris’ employment is terminated without Cause or if Mr. Norris terminates his employment for Good Reason, unless such termination occurs within 180 days of a Change in Control, Sonic will make a lump sum payment to Mr. Norris equal to 100% of his annual base salary at the level in effect immediately prior to his termination; and (b) in the event of a Change in Control, all of Mr. Norris’ outstanding unvested stock options, restricted stock units, or other equity compensation will immediately vest in full and Sonic will make a lump sum payment to Mr. Norris equal to 100% of his annual base salary at the level in effect at the time of the Change in Control. The capitalized terms in the immediately preceding sentence are defined in the Agreement, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference. The foregoing description is qualified in its entirety by the terms set forth in the attached Agreement.

Item 9.01. Financial Statements and Exhibits.

d. Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit	Description

10.1	Amended and Restated Executive Employment Agreement by and between Sonic Solutions and Paul F. Norris dated February 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SONIC SOLUTIONS

By:	/s/ David C. Habiger
Name: David C. Habiger
Title: President and Chief Executive Officer
(Principal Executive Officer)

Date: February 25, 2008